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                                                                       FORM 10-Q


                                                                      EXHIBIT 11
                          ENCORE WIRE CORPORATION

                  COMPUTATION OF NET INCOME PER SHARE

                                                            Quarter Ended              Nine Months Ended
                                                            September 30,                September 30,

                                                         1997           1996            1997          1996
                                                      -----------    -----------     -----------   ----------
COMMON SHARES OUTSTANDING AT
  BEGINNING OF PERIOD . . . . . . . . . . . . . . . .  10,731,101     10,659,625      10,669,376   10,656,625

TREASURY SHARES INCLUDING WEIGHTED
  AVERAGE NUMBER OF SHARES PURCHASED
  DURING THE PERIOD  . . . . . . . . . . . . . . . .     (200,250)      (138,473)       (200,250)    (123,711)

WEIGHTED AVERAGE NUMBER OF COMMON
  SHARES ISSUED DURING THE PERIOD. . . . . . . . . .       29,078            530          46,339        3,123

INCREMENTAL SHARES RELATED TO ASSUMED
  EXERCISE OF STOCK OPTIONS. . . . . . . . . . . . .      516,475        157,917         539,597       97,743
                                                      -----------    -----------     -----------   -----------
WEIGHTED COMMON AND COMMON
  EQUIVALENT SHARES OUTSTANDING. . . . . . . . . . .   11,076,404     10,679,599      11,055,062    10,633,780
                                                      ===========    ===========     ===========   ===========
WEIGHTED COMMON AND COMMON
  EQUIVALENT SHARES USED IN THE
  CALCULATION OF INCOME PER
  COMMON AND COMMON EQUIVALENT SHARE . . . . . . . .   11,076,404     10,679,599      11,055,062    10,633,780
                                                      ===========    ===========     ===========   ===========

NET INCOME (LOSS) (IN THOUSANDS) . . . . . . . . . .  $     6,321    $     3,103     $    15,637   $     3,872
                                                      ===========    ===========     ===========   ===========
NET INCOME (LOSS) PER COMMON AND
  COMMON EQUIVALENT SHARE  . . . . . . . . . . . . .  $       .57    $       .29     $     1.41    $       .36
                                                      ===========    ===========     ===========   ===========

Note: All amounts have been adjusted to reflect the Company's 3-for-2 stock split paid on August 18, 1997.





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